AMENDMENT # 1 TO AGREEMENT AND
PLAN OF MERGER AND REORGANIZATION

THIS AMENDMENT #1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is executed as of May 21, 2007, by and among Easyknit Enterprises Holdings Limited, a company incorporated in Bermuda (“Parent”), Race Merger, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”).

WHEREAS, the parties executed that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) on April 20, 2007; and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

1.  Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.  Conversion of Securities. Section 2.01(a) of the Merger Agreement is amended by replacing the second to last sentence and the remainder of Section 2.01(a) with the following:

“For the avoidance of doubt, the parties agree that the Merger Consideration shall consist of 33,452,863 Parent ADSs representing 3,345,286,315 newly issued Parent Ordinary Shares (as may be adjusted pursuant to Section 2.02(f)) representing 46% of the Parent Ordinary Shares as of the Effective Time on a fully-diluted basis (upon giving effect to the Merger and the Share Issuance) and that the Merger Consideration will be allocated among all issued and outstanding shares of capital stock, options, warrants, convertible notes and other equity securities of the Company outstanding at the Effective Time, including any Company Shares that may be issued by the Company prior to the Effective Time. Such underlying Parent Ordinary Shares shall be in the same class and of the same ranking as currently outstanding Parent Ordinary Shares. The “Exchange Ratio” shall equal a fraction, the numerator of which shall be 3,345,286,315 (as may be adjusted pursuant to Section 2.02(f)) and the denominator of which shall be the number of Company Shares issued and outstanding, on a fully-diluted basis (assuming conversion of all Company Warrants, Company Stock Options, Company Convertible Notes (including accrued and unpaid interest thereon), Company Additional Share and Warrant Obligations and any other security convertible into, or exchangeable for, capital stock of the Company), as of the Effective Time;”

3.  Adjustments to Exchange Ratio. Section 2.02(f) of the Merger Agreement is amended and restated to read as follows:

“The Exchange Ratio and the number of Parent Ordinary Shares (whether represented by Parent ADRs or otherwise) to be issued as the Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Ordinary Shares, Parent ADSs or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent ADSs, Parent Ordinary Shares or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.”

4.  Additional Agreements. The Merger Agreement is amended by adding the following language at the end of Section 6.14(a)(ii)(G) and before Section 6.14(a)(iii):

“(H) Foo Tak Ching, Independent Non-Executive Director, and”

5.  Conditions to the Merger. Section 7.01(e) of the Merger Agreement is deleted in its entirety and replaced with “[Intentionally Left Blank]”.

6.  Termination Fee. Each of Section 8.03(b) and Section 8.03(c) is amended to replace the words “a fee of 3% of the aggregate Merger Consideration” with the words “a fee of US$30 million.”

7.  No Other Amendments. Except as specifically set forth herein, no amendments or modifications to the Merger Agreement are hereby effected, and the Merger Agreement shall remain in full force and effect.

8.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the laws of Hong Kong).

9.  Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EASYKNIT ENTERPRISES HOLDINGS LIMITED

By:	/s/ Ricky Tse Wing Chiu
Name: Ricky Tse Wing Chiu
Title: Chairman and CEO

RACE MERGER, INC.

By:	/s/ Kwong Jimmy Cheung Tim
Name: Kwong Jimmy Cheung Tim
Title:

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Stephen D. King
Name: Stephen D. King
Title: Chief Executive Officer